SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported)         March 20, 2006

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

1-00508	SIERRA PACIFIC POWER COMPANY P.O. Box 30150 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418
None

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Signatures

2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Revolving Credit Facility
     On March 20, 2006, Sierra Pacific Power Company (“SPPC”), a wholly-owned subsidiary of Sierra Pacific Resources, borrowed $173 million for a period of three days at a rate of 7.5% under its $250 million Revolving Credit Facility expiring November 5, 2010 with Wachovia Bank, N.A., as Administrative Agent. The proceeds from the borrowing were used to fund the redemption on the same date of SPPC’s $110 million aggregate principal amount of Collateralized Medium-Term Series A Notes, $58 million aggregate principal amount of Collateralized Medium-Term Series B Notes, and to pay associated redemption premiums of approximately $4.9 million. The borrowing was paid off on March 23, 2006 with the proceeds of the offering of the Series M Notes described below. For additional information on the terms of the Revolving Credit Facility, see SPPC’s Annual Report on Form 10-K for the year ended December 31, 2005.
Issuance and Sale of General and Refunding Mortgage Notes
     On March 23, 2006, SPPC issued and sold $300 million of its 6% General and Refunding Mortgage Notes, Series M, due 2016 (the “Series M Notes”). The Series M Notes were issued to Qualified Institutional Buyers under Rule 144A with registration rights. A portion of the net proceeds were used to repay the $173 million borrowed on March 20, 2006 under the Revolving Credit Facility described above. The remaining net proceeds plus available cash will be used to repay $50 million aggregate principal amount of SPPC’s Collateralized Medium-Term Series C Notes at maturity ($30 million of which matures on or before April 1, 2006 and the remaining $20 million of which matures on November 29, 2006), and to pay approximately $51 million in connection with the redemption of SPPC’s Class A, Series 1 Preferred Stock on June 1, 2006, which amount includes associated redemption premiums, with the remaining $21 million of net proceeds to be used for general corporate purposes, including increasing SPPC’s liquidity.
Restrictions
     The Series M Notes contain restrictions on liens (other than permitted liens, which include liens to secure certain permitted debt) and certain sale and leaseback transactions. There are also limitations on certain fundamental structural changes to SPPC and limitations on the disposition of property. In the event of a change of control of SPPC, the holders of the Series M Notes are entitled to require that SPPC repurchase their Series M Notes for a cash payment equal to 101% of the aggregate principal amount plus accrued and unpaid interest.
Cross-Defaults/Acceleration Events
     In addition to customary default and acceleration events, the terms of the Series M Notes provide that in the event that SPPC or any of its restricted subsidiaries defaults with respect to the payment of principal, interest or premium beyond the applicable grace period under any mortgage, indenture or other security instrument relating to debt in excess of $15 million.
Optional Redemption
     SPPC may redeem the notes at its option at any time, in whole or in part, at a price of 100% of the principal amount of the Series M Notes being redeemed plus a make-whole premium.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: March 23, 2006	By:	/s/ William D. Rogers
William D. Rogers
Corporate Treasurer

Sierra Pacific Power Company (Registrant)
Date: March 23, 2006	By:	/s/ William D. Rogers
William D. Rogers
Corporate Treasurer